Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2017 RESULTS

➢            1Q17 Reported EPS of $1.25

➢              Adjusted EPS (non-GAAP) of $1.11

➢            1Q17 Net sales increased ~6% to $1.57 billion

➢              Organic sales growth (non-GAAP) of ~4%

➢            Raised FY17 guidance midpoint for Reported EPS by $0.08

➢              Raised FY17 guidance midpoint for Adjusted EPS (non-GAAP) by $0.18

GLENDALE, Calif., April 26, 2017 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its first quarter ended April 1, 2017. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We are off to a strong start to the year, with solid top-line performance and double-digit earnings growth,” said Mitch Butier, Avery Dennison President and CEO. “Label and Graphic Materials delivered another strong quarter; Retail Branding and Information Solutions continues to drive volume growth and improved profitability; and, within Industrial and Healthcare Materials, solid growth in industrial categories mostly offset the anticipated decline in healthcare.

“Our consistent achievement of our financial targets, reflected in another consecutive quarter of strong earnings growth and increase to our guidance for the full year, reflects the resilience of our market positions, depth of talent in the company, and strategic foundations we’ve laid,” Butier added.

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2017 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

First Quarter 2017 Results by Segment

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Label and Graphic Materials

•              Reported sales increased 7.6 percent; on an organic basis, sales grew an estimated 4.9 percent. Sales on an organic basis increased mid-single digits in Label and Packaging Materials and increased low-single digits in the combined Graphics and Reflective Solutions businesses.

•              Operating margin of 12.5 percent was flat to prior year as the benefits of increased volume and productivity initiatives were offset by unfavorable mix and higher employee costs. Adjusted operating margin of 12.7 percent was flat to prior year.

Retail Branding and Information Solutions

•              Reported sales increased 2.0 percent; on an organic basis, sales grew an estimated 2.9 percent.

•              Operating margin improved 130 basis points to 7.3 percent as the benefits of productivity initiatives and increased volume were partially offset by increased employee costs. Adjusted operating margin improved 140 basis points to 8.3 percent.

Industrial and Healthcare Materials

•              Reported sales increased 2.0 percent; sales declined an estimated 1.3 percent on an organic basis. Sales in industrial categories increased mid-single digits on an organic basis, mostly offsetting the anticipated decline in healthcare categories.

•              Operating margin declined 270 basis points to 11.1 percent largely due to the expected decline in sales for healthcare categories. Adjusted operating margin declined 250 basis points to 11.5 percent.

•              The company expects the previously announced acquisition of Yongle Tape to close in the middle of this year.

Other

Financing

In March, the company issued €500 million of 1.25% Senior Notes due 2025. The company used approximately €200 million of the net proceeds from the offering to repay commercial paper borrowings that were used to finance a portion of its acquisition of the European business of Mactac in August 2016 and plans to use the remainder for general corporate purposes, including other acquisitions.

Income Taxes

The first quarter effective tax rate was 17.4 percent, lower than prior year due to the company’s adoption of Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all tax effects related to share-based payments at settlement or expiration be recognized through the income statement. The adjusted tax rate for the first quarter was 30 percent, consistent with the company’s expectation for the full year tax rate.

Share Repurchases / Equity Dilution from Long-Term Incentives

The company repurchased 0.5 million shares in the first quarter of 2017 at an aggregate cost of $35 million. Net of dilution, including the dilutive effect of the adoption of ASU 2016-09, the company’s share count increased 0.6 million in the first quarter. The cost of repurchases, net of proceeds from stock option exercises, was $18 million.

Cost Reduction Actions

In the first quarter, the company realized approximately $11 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $6 million, all of which represent cash charges.

Outlook

In its supplemental presentation materials, “First Quarter 2017 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2017 financial results. Based on the factors listed and other assumptions, the company now expects 2017 reported earnings per share of $4.20 to $4.35. Excluding an estimated $0.30 per share for restructuring charges and other items, the company now expects adjusted earnings per share (non-GAAP) of $4.50 to $4.65.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global leader in pressure-sensitive label and functional materials and labeling solutions for apparel. The company’s applications and technologies are an integral part of products used in every major industry. With operations in more than 50 countries and more than 25,000 employees worldwide, Avery Dennison serves customers in the consumer packaging, graphical display, logistics, apparel, industrial and healthcare industries. Headquartered in Glendale, California, the company reported sales of $6.1 billion in 2016. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions and completion of potential dispositions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2016 Form 10-K, filed on February 23, 2017 with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Garrett Gabel (626) 304-2399

investorcom@averydennison.com

First Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

	1Q	1Q	% Change vs. P/Y
	2017	2016	Reported	Organic (a)
Net sales, by segment:
Label and Graphic Materials	$1,089.6	$1,012.6	7.6%	4.9%
Retail Branding and Information Solutions	366.8	359.5	2.0%	2.9%
Industrial and Healthcare Materials	115.7	113.4	2.0%	(1.3%)
Total net sales	$1,572.1	$1,485.5	5.8%	3.9%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	1Q	1Q	%	% of Sales		1Q	1Q	%	% of Sales
	2017	2016	Change	2017	2016	2017	2016	Change	2017	2016
Operating income (loss) / operating margins before interest and taxes, by segment:
Label and Graphic Materials	$135.8	$126.6		12.5%	12.5%	$138.0	$128.7		12.7%	12.7%
Retail Branding and Information Solutions	26.6	21.5		7.3%	6.0%	30.4	24.7		8.3%	6.9%
Industrial and Healthcare Materials	12.8	15.6		11.1%	13.8%	13.3	15.9		11.5%	14.0%
Corporate expense	(22.6)	(24.9)				(22.6)	(24.9)
Total operating income before interest and taxes / operating margins	$152.6	$138.8	10%	9.7%	9.3%	$159.1	$144.4	10%	10.1%	9.7%

Interest expense	$16.7	$15.3				$16.7	$15.3

Income before taxes	$135.9	$123.5	10%	8.6%	8.3%	$142.4	$129.1	10%	9.1%	8.7%

Provision for income taxes (c)	$23.7	$33.9				$42.7	$43.9

Net income	$112.2	$89.6	25%	7.1%	6.0%	$99.7	$85.2	17%	6.3%	5.7%

Net income per common share, assuming dilution	$1.25	$0.98	28%			$1.11	$0.94	18%

						2017	2016
1Q Free Cash Flow (c) (d)						$(22.1)	$(37.2)

See accompanying schedules A-4 to A-7 for reconciliations from GAAP to non-GAAP financial measures.
(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(b)	Excludes restructuring charges and transaction costs.

(c)

In the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax effects related to share-based payments at settlement or expiration be recognized through the provision for income taxes, a change from the previous requirement that certain tax effects be recognized in shareholders’ equity. As required by this ASU, this change has been applied prospectively after the date of adoption of the ASU.

This ASU also requires that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statements of cash flows, a change from the previous requirement that windfall tax benefits be presented as an inflow from financing activities and an outflow from operating activities. As permitted by this ASU, prior periods have not been retrospectively adjusted for this change.

(d)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended

	Apr. 01, 2017	Apr. 02, 2016

Net sales	$1,572.1	$1,485.5

Cost of products sold	1,129.7	1,062.9

Gross profit	442.4	422.6

Marketing, general & administrative expense	283.3	278.2

Interest expense	16.7	15.3

Other expense, net(1)	6.5	5.6

Income before taxes	135.9	123.5

Provision for income taxes(2)	23.7	33.9

Net income	$112.2	$89.6

Per share amounts:

Net income per common share, assuming dilution	$1.25	$0.98

Weighted average number of common shares outstanding, assuming dilution	90.0	91.1

(1)	“Other expense, net” for the first quarter of 2017 includes severance and related costs of $5.7 and transaction costs of $.8.

“Other expense, net” for the first quarter of 2016 includes severance and related costs of $5.2 and asset impairment and lease cancellation charges of $.4.

(2)

In the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax effects related to share-based payments at settlement or expiration be recognized through the provision for income taxes, a change from the previous requirement that certain tax effects be recognized in shareholders’ equity. As required by this ASU, this change has been applied prospectively after the date of adoption of the ASU.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Apr. 01, 2017	Apr. 02, 2016

Current assets:
Cash and cash equivalents	$ 294.9	$ 169.6
Trade accounts receivable, net	1,099.5	1,019.1
Inventories, net	579.9	519.5
Assets held for sale	8.0	2.5
Other current assets	202.3	176.7

Total current assets	2,184.6	1,887.4

Property, plant and equipment, net	940.3	847.9
Goodwill	826.4	695.1
Other intangibles resulting from business acquisitions, net	83.4	41.3
Non-current deferred income taxes	317.8	381.8
Other assets	413.4	395.9

	$ 4,765.9	$ 4,249.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 333.2	$ 264.9
Accounts payable	906.1	836.9
Other current liabilities	520.0	492.4

Total current liabilities	1,759.3	1,594.2

Long-term debt and capital leases	1,250.2	963.3
Other long-term liabilities	741.8	723.6
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	839.2	828.7
Retained earnings	2,537.9	2,329.7
Treasury stock at cost	(1,774.1)	(1,653.0)
Accumulated other comprehensive loss	(712.5)	(661.2)

Total shareholders’ equity	1,014.6	968.3

	$ 4,765.9	$ 4,249.4

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Three Months Ended

	Apr. 01, 2017	Apr. 02, 2016

Operating Activities:

Net income	$ 112.2	$ 89.6

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation	28.8	29.0

Amortization	15.8	15.3

Provision for doubtful accounts and sales returns	11.5	11.2

Net losses from asset impairments and sales/disposals of assets	0.7	0.6

Stock-based compensation	5.6	7.5

Other non-cash expense and loss	15.2	12.8

Changes in assets and liabilities and other adjustments	(174.5)	(172.3)

Net cash provided by (used in) operating activities	15.3	(6.3)

Investing Activities:

Purchases of property, plant and equipment	(30.3)	(25.2)

Purchases of software and other deferred charges	(6.9)	(2.0)

Proceeds from sales of property, plant and equipment	---	0.1

Purchases of investments, net	(0.2)	(3.8)

Payments for acquisitions, net of cash acquired, and investments in businesses	(74.6)	---

Net cash used in investing activities	(112.0)	(30.9)

Financing Activities:

Net (decrease) increase in borrowings (maturities of three months or less)	(256.8)	169.4

Additional borrowings (maturities greater than three months)	526.7	---

Repayments of debt (maturities greater than three months)	(0.8)	(0.5)

Dividends paid	(36.4)	(33.0)

Share repurchases	(34.6)	(95.6)

Proceeds from exercises of stock options, net	16.4	16.0

Tax withholding for and excess tax benefit from stock-based compensation, net	(19.8)	(9.2)

Net cash provided by financing activities	194.7	47.1

Effect of foreign currency translation on cash balances	1.8	0.9

Increase in cash and cash equivalents	99.8	10.8

Cash and cash equivalents, beginning of year	195.1	158.8

Cash and cash equivalents, end of period	$ 294.9	$ 169.6

In the first quarter of 2017, we adopted the provisions of Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statements of cash flows, a change from the previous requirement that windfall tax benefits be presented as an inflow from financing activities and an outflow from operating activities. As permitted by this ASU, prior periods have not been retrospectively adjusted.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change (ex. currency) refers to the increase or decrease in sales excluding the estimated impact of currency translation.

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.  The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

We believe that sales change (ex. currency) and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period.

Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Adjusted tax rate refers to our anticipated full-year GAAP tax rate using the most likely scenario in a range of estimated tax rates for the year. This range includes various items such as the impact of the discrete rates applicable to the adjustments we make in calculating our adjusted non-GAAP earnings, changes in uncertain tax positions and our repatriation assertions on unremitted earnings, and other items that may impact our full-year GAAP tax rate.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended

	Apr. 01, 2017	Apr. 02, 2016

Reconciliation from GAAP to Non-GAAP Operating Margins:
Net sales	$1,572.1	$1,485.5

Income before taxes	$135.9	$123.5

Income before taxes as a percentage of sales	8.6%	8.3%

Adjustment:
Interest expense	$16.7	$15.3

Operating income before interest expense and taxes	$152.6	$138.8

Operating Margins	9.7%	9.3%

Income before taxes	$135.9	$123.5
Adjustments:
Restructuring charges:
Severance and related costs	5.7	5.2
Asset impairment and lease cancellation charges	---	0.4
Transaction costs	0.8	---
Interest expense	16.7	15.3

Adjusted operating income before interest expense and taxes (non-GAAP)	$159.1	$144.4

Adjusted Operating Margins (non-GAAP)	10.1%	9.7%

Reconciliation from GAAP to Non-GAAP Net Income:
As reported net income	$112.2	$89.6
Adjustments:
Restructuring charges	5.7	5.6
Transaction costs	0.8	---
Tax effect of pre-tax adjustments and impact of adjusted tax rate(1)	(19.0)	(10.0)

Adjusted Net Income (non-GAAP)	$99.7	$85.2

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Apr. 01, 2017	Apr. 02, 2016

Reconciliation from GAAP to Non-GAAP Net Income per Common Share:

As reported net income per common share, assuming dilution	$1.25	$0.98

Adjustments per common share, net of tax:

Restructuring charges and transaction costs(1)	(0.14)	(0.04)

Adjusted Net Income per Common Share, assuming dilution (non-GAAP)	$1.11	$0.94

Weighted average number of common shares outstanding, assuming dilution	90.0	91.1

(1)           The adjusted tax rate was 30% and 34% for the three months ended Apr. 01, 2017 and Apr. 02, 2016, respectively.

	(UNAUDITED)

	Three Months Ended

	Apr. 01, 2017	Apr. 02, 2016

Reconciliation of Free Cash Flow:
Net cash provided by (used in) operating activities	$15.3	$(6.3)
Purchases of property, plant and equipment	(30.3)	(25.2)
Purchases of software and other deferred charges	(6.9)	(2.0)
Proceeds from sales of property, plant and equipment	---	0.1
Purchases of investments, net	(0.2)	(3.8)
Free Cash Flow (non-GAAP)	$(22.1)	$(37.2)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	First Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2017	2016	2017 (1)	2016 (2)	2017	2016

Label and Graphic Materials	$1,089.6	$1,012.6	$135.8	$126.6	12.5%	12.5%
Retail Branding and Information Solutions	366.8	359.5	26.6	21.5	7.3%	6.0%
Industrial and Healthcare Materials	115.7	113.4	12.8	15.6	11.1%	13.8%
Corporate Expense	N/A	N/A	(22.6)	(24.9)	N/A	N/A

TOTAL FROM OPERATIONS	$1,572.1	$1,485.5	$152.6	$138.8	9.7%	9.3%

(1) Operating income for the first quarter of 2017 includes severance and related costs of $5.7 and transaction costs of $.8. Of the total $6.5, the Label and Graphic Materials segment recorded $2.2, the Retail Branding and Information Solutions segment recorded $3.8, and the Industrial and Healthcare Materials segment recorded $.5.

(2) Operating income for the first quarter of 2016 includes severance and related costs of $5.2 and asset impairment and lease cancellation charges of $.4. Of the total $5.6, the Label and Graphic Materials segment recorded $2.1, the Retail Branding and Information Solutions segment recorded $3.2, and the Industrial and Healthcare Materials segment recorded $.3.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2017	2016	2017	2016
Label and Graphic Materials
Operating income and margins, as reported	$135.8	$126.6	12.5%	12.5%
Adjustments:
Restructuring charges:
Severance and related costs	2.0	2.1	0.2%	0.2%
Transaction costs	0.2	---	---	---
Adjusted operating income and margins (non-GAAP)	$138.0	$128.7	12.7%	12.7%

Retail Branding and Information Solutions
Operating income and margins, as reported	$26.6	$21.5	7.3%	6.0%
Adjustments:
Restructuring charges:
Severance and related costs	3.5	2.8	0.9%	0.8%
Asset impairment and lease cancellation charges	---	0.4	---	0.1%
Transaction costs	0.3	---	0.1%	---
Adjusted operating income and margins (non-GAAP)	$30.4	$24.7	8.3%	6.9%

Industrial and Healthcare Materials
Operating income and margins, as reported	$12.8	$15.6	11.1%	13.8%
Adjustments:
Restructuring charges:
Severance and related costs	0.2	0.3	0.2%	0.2%
Transaction costs	0.3	---	0.2%	---
Adjusted operating income and margins (non-GAAP)	$13.3	$15.9	11.5%	14.0%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	First Quarter 2017
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation of GAAP to Non-GAAP sales change
Reported sales change	5.8%	7.6%	2.0%	2.0%
Foreign currency translation	1.1%	1.1%	0.9%	1.7%
Sales change (ex. currency) (non-GAAP)(1)	6.9%	8.7%	2.9%	3.8%
Acquisitions	(3.0%)	(3.8%)	---	(5.0%)

Organic sales change (non-GAAP)(1)	3.9%	4.9%	2.9%	(1.3%)

(1)Totals may not sum due to rounding.

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